                                MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                  SERIES 1996-2

        Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of November 15, 2001, and with respect to the performance of the Trust during the month October, 2001 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)     The total amount of the distribution to Class A Certificateholders on November 15, 2001
       per $1,000 Original Principal Amount                                                                    2.2604166667
                                                                                                       ---------------------

2)     The amount of the distribution set forth in paragraph 1 above in respect of interest
       on the Class A Certificates, per $1,000 Original Principal Amount                                       2.2604166667
                                                                                                       ---------------------

3)     The amount of the distribution set forth in paragraph 1 above in respect of principal
       of the Class A Certificates, per $1,000 Original Principal Amount                                       0.0000000000
                                                                                                       ---------------------

B)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $10,000 Original Principal Amount)

1)     The total amount of the distribution to Class A Certificateholders on November 15, 2001
       per $10,000 Original Principal Amount                                                                  22.6041666667
                                                                                                       ---------------------

2)     The amount of the distribution set forth in paragraph 1 above in respect of interest
       on the Class A Certificates                                                                            22.6041666667
                                                                                                       ---------------------

3)     The amount of the distribution set forth in paragraph 1 above in respect of principal
       of the Class A Certificates                                                                                     0.00
                                                                                                       ---------------------

C)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $100,000 Original Principal Amount)

1)     The total amount of the distribution to Class A Certificateholders on November 15, 2001
       per $100,000 Original Principal Amount                                                                226.0416666667
                                                                                                       ---------------------

2)     The amount of the distribution set forth in paragraph 1 above in respect of interest
       on the Class A Certificates                                                                           226.0416666667
                                                                                                       ---------------------

3)     The amount of the distribution set forth in paragraph 1 above in respect of principal
       of the Class A Certificates                                                                             0.0000000000
                                                                                                       ---------------------

D)  Class A Investor Charge Off's and Reimbursement of Charge Off's

1)     The amount of Class A Investor Charge Off's                                                                     0.00
                                                                                                       ---------------------

2)     The amount of Class A Investor Charge Off's set forth in paragraph 1 above, per $1,000

       Original Principal Amount                                                                    0.0000000000
                                                                                            ---------------------

3)     The total amount reimbursed to the Trust in respect of Class A
       Investor Charge Off's                                                                                0.00
                                                                                            ---------------------

4)     The amount set forth in paragraph 3 above, per $1,000 Original Principal
       Amount (which will have the effect of increasing, pro rata, the amount of
       each Series 1996-2 Investor Certificateholder's Investment)                                          0.00
                                                                                            ---------------------

5)     The amount, if any, by which the outstanding principal balance of the
       Class A Certificates exceeds the Class A Invested Amount after giving
       effect to all transactions on such Distribution Date                                                 0.00
                                                                                            ---------------------

E)  Information Regarding Distributions to the Class B Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)     The total amount of the distribution to Class B Certificateholders on
       November 15, 2001 per $1,000 Original Principal Amount.                                      2.4584722424
                                                                                            ---------------------

2)     The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original
       Principal Amount.                                                                            2.4584722424
                                                                                            ---------------------

3)     The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class B Certificates, per $1,000 Original
       Principal Amount.                                                                            0.0000000000
                                                                                            ---------------------

F)  Class B Investor Charge Off's and Reimbursement of Charge Off's

1)     The amount of Class B Investor Charge Off's                                                  0.0000000000
                                                                                            ---------------------

2)     The amount of Class B Investor Charge Off's set forth in paragraph
       1 above, per $1,000 Original Principal Amount                                                        0.00
                                                                                            ---------------------

3)     The total amount reimbursed to the Trust in respect of Class B Investor
       Charge Off's                                                                                 0.0000000000
                                                                                            ---------------------

4)     The amount set forth in paragraph 3 above, per $1,000 Original Principal
       Amount (which will have the effect of increasing, pro rata, the amount
       of each Series 1996-2 Investor Certificateholder's Investment)                                       0.00
                                                                                            ---------------------

5)     The amount, if any, by which the outstanding principal balance of the
       Class B Certificates exceeds the Class B Invested Amount after giving
       effect to all transactions on such Distribution Date                                         0.0000000000
                                                                                            ---------------------

G) The Available Collateral Amount as of the close of business on the preceding
Distribution Date (after giving effect to any withdrawal from the Collateral
Account) was equal to                                                                                 67,500,000
                                                                                            ---------------------

H) The Required Collateral Amount as of the close of business on such
Distribution Date, after giving effect to any withdrawal from the Collateral
Account and payments to the Collateral Indebtedness Holder on such Distribution
Date, will be equal to                                                                                67,500,000
                                                                                            ---------------------






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